Exhibit 99.1

NEWS RELEASE
Broadcom Business Press Contact	Broadcom Financial Analyst Contact
Bill Blanning	T. Peter Andrew
Vice President, Public Relations	Vice President, Investor Relations
949-926-5555	949-926-5663
blanning@broadcom.com	pandrew@broadcom.com
Broadcom Reports Second Quarter 2006 Results
Conference Call to be Webcast Today at 1:45 p.m. Pacific Time
IRVINE, Calif. – July 20, 2006 – Broadcom Corporation (Nasdaq: BRCM) today reported selected unaudited financial information for its second quarter ended June 30, 2006.
Net revenue for the second quarter of 2006 was a record $941.1 million, an increase of 4.5% from the $900.6 million reported for the first quarter of 2006 and an increase of 55.6% from the $604.9 million reported for the second quarter of 2005. Net revenue for the six months ended June 30, 2006 was a record $1.842 billion, an increase of 59.4% from the $1.155 billion reported for the six months ended June 30, 2005.
The company’s cash, cash equivalents and marketable securities at June 30, 2006 totaled a record $2.377 billion, an increase of $63.8 million over the comparable balance at March 31, 2006 and an increase of $501.7 million over the comparable balance at December 31, 2005.
Because of the pending restatement of the company’s historical financial statements (see below), its results for the period ended June 30, 2006 are not final, and all financial numbers for that period presented in this release should be considered estimates.
“Broad-based growth within our target end markets enabled Broadcom to achieve record levels of revenue and cash, cash equivalents and marketable securities in the second quarter,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer. “Despite current near-term
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Broadcom Reports Second Quarter 2006 Results

industry challenges and global uncertainties, we continue to experience strong design win momentum in driving the communication and convergence waves that are touching all our lives at work, at home and while mobile. Our goal is to enable Broadcom’s customers to bring to market new and innovative products incorporating ever-increasing wired and wireless communication capabilities and converge those technologies into a wide variety of smart devices for processing voice, video and data, anytime and anywhere.”
On July 14, 2006 Broadcom provided a preliminary report regarding its voluntary review of equity award practices commenced in May 2006. Given the pendency of that review, which is ongoing, the company has limited the scope of its second quarter financial information released today to the selected unaudited GAAP financial information attached to this release. The company does not expect to be in a position to announce additional financial results for the second quarter until its Audit Committee and Ernst & Young LLP have completed their equity award reviews and audit procedures, respectively, appropriate accounting adjustments and restated financial statements have been finalized for the first quarter of 2006 and prior periods, and amended Reports on Forms 10-K and 10-Q have been filed with the Securities and Exchange Commission (SEC) for the periods ended December 31, 2005 and March 31, 2006, respectively. Please refer to the Report on Form 8-K filed with the SEC July 14, 2006 for further information about the equity award review and the company’s intention to restate its financial statements for the first quarter of 2006 and prior periods.
As previously disclosed, due to the pending equity award review and restatements, it appears unlikely that Broadcom will be able to file its Quarterly Report on Form 10-Q for the period ended June 30, 2006 with the SEC by the due date of August 9, 2006.
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its estimated second quarter 2006 financial information and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial information to be discussed on the call, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time, Thursday, August 3, 2006.
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Broadcom Reports Second Quarter 2006 Results

About Broadcom
Broadcom Corporation is a global leader in semiconductors for wired and wireless communications. Our products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom provides the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything ® .
Broadcom, one of the world’s largest fabless semiconductor companies with annual revenue of more than $2.5 billion, is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at 1.949.450.8700 or at www.broadcom.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release and in the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words, and include, among others, the anticipated restatement of Broadcom’s historical financial statements and our expectations regarding our ability to file required reports with the SEC on a timely basis . These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
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Broadcom Reports Second Quarter 2006 Results

Important factors that may affect Broadcom’s business, results of operations and financial condition include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer products into which our products are incorporated, and possible disruption in commercial activities related to terrorist activity or armed conflict; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; the gain or loss of a key customer, design win or order; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; our ability to scale our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers; intellectual property disputes and customer indemnification claims and other types of litigation risk; our dependence on a few significant customers for a substantial portion of our revenue; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; delays in the adoption and acceptance of industry standards in our target markets; the effectiveness of our expense and product cost control and reduction efforts; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; the quality of our products and any potential remediation costs; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; changes in our product or customer mix; the volume of our product sales and pricing concessions on volume sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly and test facilities; the risks and uncertainties associated with our international operations, particularly in light of terrorist activity, armed conflict or political unrest; the effects of natural disasters, public health emergencies, international conflicts and other events beyond our control; and the level of orders received that can be shipped in a fiscal quarter.
Other risks and uncertainties that will affect our results of operations include, but are not limited to, those resulting from the company’s ongoing voluntary review of its equity award practices as described in the SEC Form 8-K filed July 14, 2006, including, among other things, the scope of the equity awards for which accounting measurement dates will change; the amount and timing of stock-based compensation and other additional expenses to be recorded, and the corresponding restatement of our financial statements; other accounting adjustments that may result from review of our financial statements for the periods in question; the ramifications of our inability to file required reports with the SEC on a timely basis; our ability to meet the requirements of the NASDAQ Stock Market for continued listing of our shares; potential claims and proceedings relating to such matters, including shareholder litigation and action by the SEC
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Broadcom Reports Second Quarter 2006 Results

or other governmental agencies; other actions taken or required as a result of the review; and negative tax or other implications for the company resulting from the accounting adjustments and other factors.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.
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Broadcom Reports Second Quarter 2006 Results

BROADCOM CORPORATION
Selected Unaudited GAAP Financial Information

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(In thousands)
Net revenue	$941,131	$604,861	$1,841,778	$1,155,206

	June 30,	March 31,	December 31,
	2006	2006	2005
	(In thousands)
Cash and cash equivalents	$1,838,372	$1,868,162	$1,437,276
Short-term marketable securities	366,894	272,402	295,402
Long-term marketable securities	171,961	172,889	142,843

Total cash, cash equivalents and marketable securities	$2,377,227	$2,313,453	$1,875,521

Increase from prior quarter end	$63,774

Increase from prior year end	$501,706

Accounts receivable, net	$408,301	$351,599	$307,356

Inventory	$278,036	$226,301	$194,571

Note:  Because of the pending restatement of the company’s historical financial statements (see discussion in the release text), its results for the period ended June 30, 2006 are not final, and all financial numbers for that period presented in this release should be considered estimates.

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